Exhibit 99.1

American Restaurant Concepts

ANNOUNCES special meeting of stockholders

to approve REVERSE STOCK SPLIT

LAFAYETTE, La. – September 12, 2013 – American Restaurant Concepts, Inc. (OTCBB: ANPZ), operator and franchisor of the award-winning Dick’s Wings & Grill® restaurants, announced today that it will hold a special meeting of stockholders on October 21, 2013 to seek approval of a proposal to grant the Company’s board of directors the discretionary authority to effect a reverse stock split of the Company’s common stock within an approved range.

The board anticipates that the reverse stock split will provide the Company and its stockholders with several benefits, including:

•	Making the Company’s common stock more attractive to institutional investors, many of which have internal policies against investing in or recommending low-priced stocks;
•	Making the Company’s common stock more attractive to analysts, many of which do not maintain the trading activity or provide research coverage on low-priced stocks;
•	Reducing brokers’ commissions as a percentage of share price, since brokers’ commissions generally represent a higher percentage of the share price on lower priced stocks;
•	Providing increased visibility for the Company’s net income and net loss per share;
•	Assisting the Company with attracting and retaining employees; and
•	Enabling the board to consider and respond to future business opportunities and needs as they arise.

The board of directors believes that stockholder approval of a range of potential exchange ratios, rather than a single exchange ratio, is in the best interests of its stockholders because it provides the board with the flexibility to achieve the desired results of the reverse stock split, and because it is not possible to predict market conditions at the time the reverse stock split will be implemented. In determining the ratio, the board may consider the current and anticipated trading price and volume of the Company’s common stock, the minimum threshold prices at which brokerages and institutional investors can invest in stocks, and prevailing market conditions.

Even if stockholder approval of the reverse stock split is received, the board reserves the right to not effect the reverse stock split if it determines that not proceeding with the reverse stock split is in the best interests of the stockholders.

The reverse stock split will not affect any stockholder’s percentage ownership interest or proportionate voting power or other rights in the Company’s common stock, except to the extent that any stockholder receives whole shares in lieu of fractional shares.

“American Restaurant Concepts is a fundamentally different company than it was a year ago,” stated Richard Akam, Chief Executive Officer of American Restaurant Concepts. “A higher stock price will help raise our corporate profile and make our stock more appealing to institutional investors and analysts. It will also help broaden our stockholder base, improve our stock’s liquidity and, ultimately, enhance our valuation as we continue to achieve our corporate objectives. This action underscores our commitment to generating long-term value for our stockholders, and we believe that it is in the best interest of our stockholders and the future growth of our Company.”

About American Restaurant Concepts, Inc.

American Restaurant Concepts, Inc., headquartered in Lafayette, Louisiana, is the operator and franchisor of Dick’s Wings & Grill® full-service restaurants and Dick's Wings Express® express restaurants.  The Company prides itself on the 365 original mouth-watering flavors it has created for its premium grade chicken wings.  Dick’s Wings offers customers the freshest wings, sandwiches, burgers, wraps, salads and signature waffle fries, all in a unique setting that combines a family-friendly environment with a sports-themed restaurant. Dick’s Wings & Grill’s chicken wings have won numerous awards in Florida and Georgia. The Company currently has 15 full-service restaurants and 2 express restaurants. Sixteen of the restaurants are located in Florida, with one located in Georgia. For more information, please visit the Company’s website at www.anpzstock.com.

Additional Information and Where to Find It

This press release may be deemed solicitation material in respect of the proposed reverse stock split by the Company. In connection with the proposed reverse stock split, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). The Company will file with the SEC and furnish to the Company’s stockholders a definitive proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REVERSE STOCK SPLIT. The Company’s stockholders may obtain a free copy of documents filed with the SEC at the SEC’s website at www.sec.gov or by directing a request to: American Restaurant Concepts, Inc., 1405 West Pinhook Road, Suite 102, Lafayette, LA 70503, Attn: Investor Relations, (904) 741-5500.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed reverse stock split. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the proposed reverse stock split can be found in the preliminary proxy statement and, when it becomes available, the definitive proxy statement relating to the special meeting. Stockholders of the Company can find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2012 and the Company’s other filings with the SEC.

Safe Harbor Provision

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and are intended to be covered by the safe harbor created thereby. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the Company's future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to: (i) the approval of the reverse stock split by the Company’s stockholders, (ii) the decision by the Company’s board of directors to implement the reverse stock split, (iii) the ratio of the reverse stock split chosen by the Company’s board of directors, and (iv) the effect that the reverse stock split will have on the price of the Company’s shares of common stock. Additional factors that could cause actual results to differ materially from the Company’s expectations are set forth in the Company’s Annual Report on Form 10-K for the year ended December 30, 2012 and its other filings and submissions with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements.

Contact:

Jessica VanSolkema

Lambert, Edwards & Associates

616-233-0500

jvansolkema@lambert-edwards.com